UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2004

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bay Banks of Virginia, Inc. (OTCBB: BAYK), parent company of Bank of Lancaster and Bay Trust Company, announced today the retirement of A. Wayne Saunders from both its Board of Directors and that of its subsidiary, Bank of Lancaster, effective December 10, 2004. Mr. Saunders has been a director of the Company since 2000 and the Bank since 1992. Mr. Saunders will be given the status of Director Emeritus and serve on the Company’s Director Emeritus Board. Mr. Saunders stated that his retirement did not relate to any disagreement on matters relating to Company’s or the Bank’s operations, policies or practices.

“Wayne Saunders has been instrumental in our Company’s success over the years,” said Austin L. Roberts, III, President and CEO of the Company. “We want to thank him for his many years of tremendous contributions and support. He will be missed, but we are very pleased that he will continue to be involved with the Company through his participation on the Company’s Director Emeritus Board. We wish him the best in the future.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III
President and CEO

December 13, 2004

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